     As filed with the Securities and Exchange Commission on June 16, 1997
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                            ATRIX LABORATORIES, INC.
             (Exact name of Registrant as Specified in Its Charter)
                       ----------------------------------
            DELAWARE                                             84-1043826
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                              2579 MIDPOINT DRIVE
                         FORT COLLINS, COLORADO  80525
                    (Address of Principal Executive Offices)
                       1997 EMPLOYEE STOCK PURCHASE PLAN

                            (Full Title of the Plan)
                       ----------------------------------
                                 JOHN E. URHEIM
                   VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                            ATRIX LABORATORIES, INC.
                              2579 MIDPOINT DRIVE
                         FORT COLLINS, COLORADO  80525
                    (Name and Address of Agent for Service)

                                 (970) 482-5868
        (Telephone Number, Including Area Code, of Agent For Service)

                                  Copy to:
                             WARREN L. TROUPE, ESQ.
                            DEBORAH A. SCHULTZ, ESQ.
                           MORRISON & FOERSTER LLP
                          370 17TH STREET, SUITE 5200
                               DENVER, CO  80202
                                 (303) 592-1500
                       ----------------------------------
                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                                        Proposed
                                                                         Maximum               Proposed
                              Amount               Maximum              Aggregate             Amount of
Title of Securities           to be             Offering Price           Offering            Registration
 to be Registered           Registered           Per Share(1)            Price(2)                 Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value per share           300,000               $10.63              $3,189,000               $966.37
==========================================================================================================

(1)    Estimated solely for the purpose of calculating the registration fee.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by Atrix Laboratories, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

    (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

    (b) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997.

    (c) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated January 12, 1990 filed under the Exchange Act.

    All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

    The Company has implemented such indemnification provisions in its Certificate of Incorporation which provides that officers and directors shall be entitled to be indemnified by the Company to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any action, suit or proceeding by reason of the fact that he or she is or was an officer or director of the Company.

    The above discussion of the Company's Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.    EXHIBITS.

    5          Opinion of Morrison & Foerster LLP.

    23.1       Consent of Morrison & Foerster LLP (contained in Exhibit 5).

    23.2       Consent of Deloitte & Touche LLP, independent auditors.

    24         Power of Attorney (See page II-2).

ITEM 9.    UNDERTAKINGS.

                 (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Atrix Laboratories, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on June 6, 1997.

                                        ATRIX LABORATORIES, INC.


                                        By:  /s/ John E. Urheim
                                           ------------------------------------
                                             John E. Urheim
                                             Vice Chairman and Chief Executive
                                               Officer

                              POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Urheim, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                                 Title                                Date
         ---------                                 -----                                ----
/s/  DAVID R. BETHUNE                             Director                          June  6, 1997
-------------------------------
     David R. Bethune



/s/  H. STUART CAMPBELL                           Director                          June  6, 1997
-------------------------------
     H. Stuart Campbell


/s/  DR. D. WALTER COHEN                          Director                          June  6, 1997
-------------------------------
     Dr. D. Walter Cohen


/s/  DR. JERE E. GOYAN                            Director                          June  6, 1997
-------------------------------
     Dr. Jere E. Goyan



/s/  DR. R. BRUCE MERRIFIELD                      Director                          June  6, 1997
-------------------------------
     Dr. R. Bruce Merrifield



/s/  C. RODNEY O'CONNOR                           Director                          June  6, 1997
-------------------------------
     C. Rodney O'Connor


/s/  WILLIAM C. O'NEIL, JR.            Chairman of the Board of Directors           June  6, 1997
-------------------------------
     William C. O'Neil, Jr.



/s/  BRIAN G. RICHMOND               Corporate Controller and Assistant             June  6, 1997
-------------------------------                   Secretary
     Brian G. Richmond



/s/  DR. G. LEE SOUTHARD           President, Chief Scientific Officer and          June  6, 1997
-------------------------------                   Director
     Dr. G. Lee Southard



/s/  JOHN E. URHEIM
-------------------------------     Vice Chairman of the Board of Directors         June  6, 1997
     John E. Urheim                     and Chief Executive Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------
5                Opinion of Morrison & Foerster LLP.

23.1             Consent of Morrison & Foerster LLP (contained in Exhibit 5).

23.2             Consent of Deloitte & Touche LLP, independent auditors.

24               Power of Attorney (See page II-2).